Exhibit 4.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT, dated as of ___________ __, 2013 is made by and between Evolucia Inc., a Nevada corporation (“Company”), and the signatory set forth on the signature page attached hereto (the “Conversion Party”).

WHEREAS, the Company is indebted to the Conversion Party in the aggregate amount of $______ (the “Debt”)(which includes all principal, interest and penalties) as more specifically described on Exhibit A attached hereto;

[[THIS SECTION IS ONLY APPLICABLE TO DEBT HOLDERS THAT HOLD WARRANTS AND ARE CONVERTING WARRANTS]WHEREAS, the Conversion Party holds Common Stock Purchase Warrants that are exercisable into ____ shares of common stock at an exercise price of $_____ (the “Warrants”)];

WHEREAS, the Conversion Party wishes to convert the Debt [and the Warrants] into an 8% Secured Convertible Promissory Note in the form of which is attached hereto as Exhibit B (the “Convertible Note”), and the Company has agreed to effectuate such conversion;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties agree as follows:

1.           Conversion.  The Debt [and the Warrants] are hereby converted into the Convertible Note.

2.            Closing.  Within thirty (30) business days of the Closing, the Company shall deliver the Convertible Note to the Conversion Party.  Upon receive of the Convertible Note, the Debt [and the Warrants] will be terminated.

3.            Further Assurances. In connection with the actions take herein, the Conversion Party, by entering into this Conversion Agreement, agrees to execute all agreements and other documents as reasonably requested by the Company.

4.            Conversion Party Representations and Warranties and Covenants. The Conversion Party represents warrants and covenants to the Company as follows:

a.  No Registration. The Conversion Party understands that the Convertible Note, including the shares of common stock issuable upon conversion of the Convertible Note, have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Convertible Note is being issued by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Conversion Party’s representations as expressed herein or otherwise made pursuant hereto.

b.  Investment Intent. The Conversion Party is acquiring the Convertible Note for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Conversion Party has no present intention of selling, granting any participation in, or otherwise distributing the same. The Conversion Party further represents that it will not violate the Securities Act and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Securities.

c.  Investment Experience. The Conversion Party has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Conversion Party can protect its own interests.  The Conversion Party has such knowledge and experience in financial and business matters so that the Conversion Party is capable of evaluating the merits and risks of its investment in the Company.

d.  Speculative Nature of Investment. The Conversion Party understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Conversion Party can bear the economic risk of such investment and is able, without impairing the Conversion Party’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Conversion Party’s investment.  The Conversion Party has read and understands the risks relating to the business and operations of the Company set forth in the Confidential Information Memorandum attached hereto as Exhibit C, the Form 10-K Annual Report for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on April 15, 2013 attached hereto as Exhibit D, the Form 10-Q Quarterly Report for the quarter ended September 30, 2013 as filed with the Securities and Exchange Commission on November 14, 2013 attached hereto as Exhibit E, and all other reports filed with the Securities and Exchange Commission since November 14, 2013.

e.  Accredited Investor. The Conversion Party is an “accredited investor’ within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

f.   Rule 144. The Conversion Party acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Conversion Party is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company and the resale occurring not less than six months after a party has purchased and paid for the security to be sold.  The Conversion Party acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities the Conversion Party understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

g.          Authorization.

i. The Conversion Party has all requisite power and authority to execute and deliver this Conversion Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of the Conversion Party necessary for the authorization, execution, delivery and performance of this Conversion Agreement, and the performance of all of the Conversion Party’s obligations herein, has been taken.

ii. This Conversion Agreement, when executed and delivered by the Conversion Party, will constitute valid and legally binding obligations of the Conversion Party, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii.  No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Conversion Party in connection with the execution and delivery of this Conversion Agreement by the Conversion Party or the performance of the Conversion Party’s obligations hereunder.

h.  Brokers or Finders. Such Conversion Party has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Conversion Party, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Conversion Agreement and the transactions related hereto.

i.  Tax Advisors. The Conversion Party has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Conversion Agreement. With respect to such matters, the Conversion Party relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Conversion Party understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Conversion Agreement.

j.  Legends. The Conversion Party understands and agrees that the certificates evidencing the Securities shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereonto duly authorized as of the day and year first above written.

EVOLUCIA INC.

By: _____________________________
Name: Mel Interiano
Title: CEO

                ________________________________
Name:

Address:

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Exhibit A - DEBT

[specifically describe the debt that is being converted]